----------------------------------------

                          EXHIBIT 8(b)

                   OPINION OF WOMBLE CARLYLE
                   SANDRIDGE & RICE, P.L.L.C.
            as to certain federal income tax matters

            ----------------------------------------



                                                     EXHIBIT 8(b)
                WOMBLE CARLYLE SANDRIDGE & RICE,
            a Professional Limited Liability Company
                     Post Office Drawer 84
              Winston-Salem, North Carolina  27102



                        October 27, 1994



InterCAP Graphics Systems, Inc.
116 Defense Highway
Annapolis, Maryland  21401

Ladies and Gentlemen:

           This opinion is being delivered to you in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with respect to certain transactions to be undertaken pursuant to the Agreement and Plan of Reorganization dated as of September 30, 1994 (the "Agreement") by and among Intergraph Corporation ("Intergraph"), Intergraph DC Corporation - Subsidiary 7 ("Intergraph Subsidiary"), and InterCAP Graphics Systems, Inc. ("InterCAP"). Intergraph Subsidiary will merge with and into InterCAP with InterCAP surviving the merger and becoming a wholly owned subsidiary of Intergraph (the "Merger") pursuant to the Agreement.

           Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement or in certificates delivered to us by Intergraph and InterCAP (the "Certificates"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

           We have acted as special counsel to InterCAP in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

          (a)  the Agreement;

          (b) the Management Certificate dated of even date herewith signed by an authorized officer of Intergraph and attached as Exhibit A;

          (c) the Management Certificate dated of even date herewith signed by an authorized officer of InterCAP and attached as Exhibit B;

          (d)  the Registration Statement; and

          (e)  such  other instruments and  documents
               related to the formation, organization and operation of Intergraph, Intergraph Subsidiary and InterCAP and related to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate. We have not reviewed any organizational documents of any entity stockholder of InterCAP.

          In   connection  with rendering this opinion,  we  have
assumed   (without  any  independent  investigation   or   review
thereof):

           1. that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

           2. the truth and accuracy at all relevant times (including the Effective Time), of all representations, warranties and statements made or agreed to by Intergraph, Intergraph Subsidiary and InterCAP, their managements, employees, officers, directors and stockholders in connection with the Merger, including but not limited to those set forth in the Agreement (including the exhibits) and the Certificates; that any such representation, warranty or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification; that all covenants contained in such agreements are performed without waiver or breach of any material provision thereof;

           3. that, prior to the Effective Time, some or all of the recipients of the Intergraph Common Stock to be issued in the Merger will have executed and delivered certificates to Intergraph and InterCAP in the form of Exhibit F-1 or Exhibit F-2 (as appropriate) to the Agreement (the "Continuity Certificates") certifying as to the matters set forth therein with respect to at least fifty percent (50%) of the Intergraph Common Stock to be issued in the Merger; that all representations, warranties and statements to be made by the InterCAP stockholders in the Continuity Certificates are true and accurate at all relevant times (including the Effective Time); that any such representation, warranty or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification;

           4. that following the Merger, InterCAP will continue its historic business or use a significant portion of its historic business assets in a business;

           5. that no outstanding indebtedness of Intergraph, Intergraph Subsidiary or InterCAP has or will represent equity for tax purposes; no outstanding equity of Intergraph, Intergraph Subsidiary or InterCAP has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire InterCAP Stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

           6. that the Merger will be consummated pursuant to the Agreement and will be effective under applicable state law.

           Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that for federal income tax purposes the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The foregoing opinion is subject to the additional qualification regarding the continuity of proprietary interest requirement discussed below.

           The Merger will only qualify as a reorganization for federal income tax purposes if it satisfies, among other requirements, the continuity of proprietary interest requirement, which generally requires the former shareholders of the acquired corporation to receive and retain a sufficient equity interest in the acquiring corporation. Section 1.368-1(b) of the Income Tax Regulations; Pinellas Ice & Cold Storage Co. v. Commissioner, 287 U.S. 462 (1933); Helvering v. Minnesota Tea Co., 296 U.S. 378
(1935). Judicial decisions and pronouncements of the Internal Revenue Service (the "Service") indicate that if, pursuant to a plan or intent existing at or prior to the time of the acquisition, the former shareholders of the acquired corporation sell, exchange or otherwise dispose of an aggregate amount of the acquiring corporation's stock received in the acquisition, such that the former shareholders, as a group, would no longer have a sufficient equity interest in the acquiring corporation after the acquisition, the continuity of proprietary interest requirement will not be satisfied. McDonald's Restaurants of Illinois, Inc.
v. Commissioner, 688 F.2d 570 (7th Cir. 1982); R. M. Heintz v. Commissioner, 25 T.C. 132 (1955); R. A. Penrod v. Commissioner, 88 T.C. 1415 (1987); Rev. Proc. 77-37, 1977-2 C.B. 568; Rev.
Proc. 86-42, 1986-2 C.B. 722.

          The form of Continuity Certificate to be executed by an entity stockholder of InterCAP permits such entity to distribute shares of Intergraph Common Stock to the partners, stockholders or other beneficial owners of the entity if such distribution is required under the entity's partnership agreement, certificate or articles of incorporation or other governing instrument. We understand that two of the InterCAP stockholders, which are limited partnerships, will receive approximately 58.8% of the Intergraph Common Stock, and that they may be required under their partnership agreements to distribute to their partners the shares of Intergraph Common Stock to be received by such entities in the Merger (the "Required Distributions").

          As a result of the substantial percentage of Intergraph Common Stock the two limited partnerships will receive in the Merger, such limited partnerships will be required to execute the Continuity Certificates in order to satisfy the closing condition in Section 7.1(d) of the Agreement. Accordingly, if the Required Distributions occur, an issue arises regarding whether the Merger will satisfy the continuity of proprietary interest requirement. Although the issue is not free from doubt, for the reasons discussed below we believe that the Required Distributions should not violate the continuity of proprietary interest requirement.

           In Rev. Rul. 84-30, 1984-1 C.B. 114, the Service held that the continuity of proprietary interest requirement was satisfied when the stock of the acquiring corporation given in exchange for the acquired corporation was distributed through its 100 percent parent corporation to such corporation's 100 percent parent. The Service based its holding on Section 1.368-1(b) of the Income Tax Regulations which provides that "[r]equisite to a reorganization under the Code are a continuity of the business enterprise under the modified corporate form, and (except as provided in section 368(a)(1)(D)) a continuity of interest therein on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization." (Emphasis added.) Because the ultimate parent corporation was considered by the Service as an indirect owner of the acquired corporation within the meaning of Section 1.368-1(b) of the Income Tax Regulations, the Service concluded that the distribution of the acquiring corporation's stock did not violate the continuity of proprietary interest requirement.

           We call your attention to the fact that the ultimate recipient of the acquiring corporation's stock in Rev. Rul. 84-30 was a corporation, and not partners of a partnership. In addition, we have been unable to locate any published authorities or other guidance of the Service or judicial decisions concerning whether the partners of a partnership which is a stockholder of the acquired corporation should be considered "indirect owners" within the meaning of Section 1.368-1(b) of the Income Tax Regulations. We also note that at one time the Service had adopted a position contrary to its position in Rev. Rul. 84-30. See General Counsel Memorandum 35481. Nonetheless, in our judgment, the reasoning of Rev. Rul. 84-30 should apply with equal force in the case of partnership shareholders, and the Required Distributions should not violate the continuity of proprietary interest requirement.

           In addition, we have reviewed the discussion contained in the Registration Statement under "THE MERGER AND RELATED TRANSACTIONS - Certain Federal Income Tax Considerations" (the "Tax Discussion"). Subject to the qualifications and limitations contained herein and in the Tax Discussion, we are of the opinion that the Tax Discussion fairly presents the current federal income tax law applicable to the Merger, and the material federal income tax consequences to Intergraph, Intergraph Subsidiary, InterCAP and its stockholders as a result of the Merger and addresses the material federal income tax consequences of the Merger to each such party.

           This opinion does not address the various state, local or foreign tax consequences that may result from the Merger. In addition, no opinion is expressed as to any federal income tax consequence of the Merger except as specifically set forth herein and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, we express no opinion regarding, among other things (i) the tax consequences of the Merger that may be relevant to particular securityholders of InterCAP such as dealers in securities, foreign persons, holders of options or warrants, and holders of shares acquired upon exercise of stock options or in other compensatory transactions and (ii) the tax consequences to InterCAP stockholders of other transactions effected prior to or after the Merger (whether or not such transactions are consummated in connection with the Merger).

           No opinion is expressed as to any transactions other than the Merger as described in the Agreement or to any other transaction whatsoever including the Merger if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

           This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

           We  understand  that counsel for Intergraph,  Balch  &
Bingham, has rendered a tax opinion substantially similar to this opinion concerning the federal income tax consequences of the Merger.

           This opinion has been delivered to you for the purpose of filing with the Registration Statement and may not be distributed or otherwise made available to any other person or entity without our prior written consent. We consent to the use of this form of opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                              Sincerely,

                              /s/  WOMBLE CARLYLE SANDRIDGE & RICE,
                                     a Professional Limited Liability
                                      Company



                           EXHIBIT A

                     MANAGEMENT CERTIFICATE

                        October 27, 1994



Balch  & Bingham                        Womble Carlyle Sandridge & Rice, PLLC
1901 Sixth Avenue North                 Post Office Drawer 84
Suite   2600                            Winston-Salem, North Carolina  27102
Birmingham, Alabama  35203


        RE:    Merger  pursuant  to  that   certain
               Agreement and Plan of Reorganization (the
               "Agreement"), dated as of September 30, 1994, by and among Intergraph Corporation ("Intergraph"),
               Intergraph DC Corporation  -  Subsidiary 7
               ("Intergraph  Subsidiary"), and InterCAP Graphics
               Systems, Inc. ("InterCAP").

Ladies and Gentlemen:

           This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

          A. Representations. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

               1. Following the Merger, InterCAP will hold at least 90
percent of the fair market value of its net assets, at least 70 percent of the fair market value of its gross assets, at least 90 percent of the fair market value of Intergraph Subsidiary's net assets, and at least 70 percent of the fair market value of
Intergraph  Subsidiary's gross assets held immediately  prior  to
the   Effective  Time  of  the  Merger.   For  purposes  of  this
representation, amounts paid by InterCAP or Intergraph Subsidiary to dissenters, if any, amounts paid by InterCAP or Intergraph Subsidiary to stockholders who or which receive cash or other property, amounts used by InterCAP or Intergraph Subsidiary to pay  reorganization expenses, all redemptions  and  distributions
(except   for  regular  normal  dividends)  made  by   Intergraph
Subsidiary and Intergraph Subsidiary assets disposed of by Intergraph Subsidiary prior to the Merger and in contemplation thereof will be included as assets of InterCAP or Intergraph Subsidiary, respectively, immediately prior to the Effective Time of the Merger.

               2. Intergraph's principal reasons for participating in the Merger are bona fide business reasons.

               3. Prior to the Effective Time of the Merger, Intergraph will be in Control of Intergraph Subsidiary. As used herein, "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent
(80%) of the total number of shares of all other classes of stock
of  the  corporation.   For purposes of  determining  Control,  a
person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

               4. In the Merger, shares of InterCAP Stock will be exchanged solely for voting stock of Intergraph.

               5. Intergraph will acquire Control of InterCAP in the
Merger.   Control will be determined without regard  to  InterCAP
Stock, if any, held by Intergraph prior to the Effective Time of the Merger.

               6. Immediately following the Merger, Intergraph will be in Control of InterCAP. Intergraph has no plan or intention to cause InterCAP to issue, after the Merger, additional shares of stock (or rights to acquire shares of InterCAP stock) that would result in Intergraph losing Control of InterCAP.

               7. Intergraph has no plan or intention to reacquire any of its stock issued in the Merger.

               8. Intergraph has no plan or intention to: (i) cause InterCAP to sell, transfer or otherwise dispose of any of its
assets   or  of  any  of  the  assets  acquired  from  Intergraph
Subsidiary except for dispositions made in the ordinary course of business or for the payment of expenses incurred by InterCAP in the Merger; (ii) liquidate InterCAP; (iii) merge InterCAP with or into another corporation including Intergraph or its affiliates;
or (iv) sell, distribute or otherwise dispose of InterCAP Stock.

               9. In the Merger, no liabilities of Intergraph Subsidiary will be assumed by InterCAP, and Intergraph Subsidiary will not transfer to InterCAP any assets subject to liabilities.

              10. Intergraph intends that, following the Merger, InterCAP will continue its historic business or use a significant portion of its historic business assets in a business.

              11. Neither Intergraph nor any Intergraph affiliate owns, or has owned during the past five (5) years, directly or indirectly, any shares of InterCAP Stock or the right to acquire or vote any such stock.

              12. Neither Intergraph nor Intergraph Subsidiary is an investment company within the meaning of Section 368(a)(2)(F) of the Code.

              13. Neither Intergraph nor Intergraph Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              14. The payment of cash in the Merger in lieu of fractional shares of Intergraph Common Stock is solely for the purpose of avoiding  the expense and inconvenience to Intergraph of  issuing fractional shares and does not represent separately bargained-for
consideration.   The  Intergraph fractional  share  interests  to
which each InterCAP stockholder may be entitled in the Merger will be aggregated and no InterCAP stockholder will receive cash in an amount equal to or greater than the value of one full share of Intergraph Common Stock, except for any cases in which an InterCAP stockholder holds beneficial interests in shares of InterCAP through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

              15. Except with respect to (i) payments of cash to InterCAP stockholders in lieu of fractional shares of Intergraph Common
Stock,   and   (ii)  payments  of  cash  to  InterCAP  dissenting
stockholders, if any, one hundred percent (100%) of the  InterCAP
Stock outstanding immediately prior to the Merger will be exchanged solely for Intergraph Common Stock. Thus, except as set forth in the preceding sentence, Intergraph Subsidiary and Intergraph intend that no consideration be paid or received
(directly or indirectly, actually or constructively) for InterCAP
Stock other than Intergraph Common Stock.

              16. The total fair market value of all consideration other than Intergraph Common Stock received by InterCAP stockholders in exchange  for  their  InterCAP Stock in  the  Merger  (including,
without    limitation,   cash   paid   to   InterCAP   dissenting
stockholders, if any, or in lieu of fractional shares of Intergraph Common Stock) will be less than ten percent (10%) of the aggregate fair market value of InterCAP Stock outstanding immediately prior to the Merger. In addition, the total cash consideration that will be paid in the Merger to InterCAP stockholders in lieu of fractional shares of Intergraph Common
Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to InterCAP stockholders in exchange for their shares of InterCAP Stock.

              17. At the Effective Time of the Merger, the fair market value of the Intergraph Common Stock and the other consideration received by each InterCAP stockholder will be approximately equal to  the  aggregate  fair  market  value  of  the  InterCAP  Stock
surrendered  by  each  such  InterCAP  stockholder  in   exchange
therefor.

              18. No shares of Intergraph Subsidiary have been or will be used as consideration or issued to stockholders of InterCAP in the Merger.

              19. There is no intercorporate indebtedness existing between Intergraph and InterCAP or between Intergraph Subsidiary and InterCAP that was issued, acquired, or will be settled at a discount.

              20. None of the compensation payments received by any stockholder of InterCAP will be separate consideration for, or attributable to, any of their shares of InterCAP Stock; none of the shares of Intergraph Common Stock received by any stockholder of InterCAP will be separate consideration for, or attributable
to,   any  employment  agreement,  consulting  agreement  or  any covenants not to compete; and the compensation paid to any stockholder of InterCAP will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          B. Reliance by You in Rendering Opinions; Limitations on
Your Opinions.

               1. The undersigned recognizes that (i) your opinions will
be   based  on,  among  other  things,  the  representations  and statements set forth herein, in the Agreement (including exhibits and schedules thereto) and in the documents related thereto, and
(ii) your opinions will be subject to certain limitations, qualifications and assumptions including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

               2. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                              Very truly yours,

                              Intergraph Corporation
                              a Delaware corporation


                              By: /s/ John W. Wilhoite
                                 ----------------------------
                              Name:  John W. Wilhoite
                              Title:  Vice President




                           EXHIBIT B

                     MANAGEMENT CERTIFICATE




                        October 27, 1994





Balch  & Bingham                        Womble Carlyle Sandridge & Rice, PLLC
1901 Sixth Avenue North                 Post Office Drawer 84
Suite   2600                            Winston-Salem, North Carolina  27102
Birmingham, Alabama  35203


        RE:    Merger  pursuant  to  that   certain
               Agreement and Plan of Reorganization (the
               "Agreement"), dated as of September 30, 1994, by and among Intergraph Corporation ("Intergraph"), Intergraph DC Corporation - Subsidiary 7 ("Intergraph Subsidiary"), and InterCAP Graphics Systems, Inc. ("InterCAP").

Ladies and Gentlemen:

           This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

          A. Representations. After consulting with its counsel and auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

               1. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market  value  of  the gross assets held by InterCAP  immediately prior  to  the Effective Time of the Merger will continue  to  be held  by  InterCAP immediately after the Effective  Time  of  the
Merger.   For the purposes of determining the percentage  of  the
net  and gross assets held by InterCAP immediately following  the
Merger  for purposes of this representation, the following assets will  be  treated as property held by InterCAP immediately  prior
but  not  subsequent to the Effective Time of  the  Merger:   (i)
assets disposed of by InterCAP prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by InterCAP, other than in the ordinary course of business, during the period beginning with the commencement of negotiations (whether formal or informal) between InterCAP and Intergraph regarding the Merger and ending on the Effective Time of the Merger (the "Pre-Merger Period")), (ii) assets used by InterCAP to pay dissenting stockholders, if any, or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distributions (except for regular and normal dividends), redemptions or other payments in respect of InterCAP Stock or rights to acquire such InterCAP Stock
(including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

               2. InterCAP has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, any InterCAP Stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, (ii) cash paid to InterCAP dissenting stockholders, if any, and (iii) payments for expenses incurred in connection with the Merger.

               3. InterCAP's principal reasons for participating in the Merger are bona fide business reasons.

               4. In the Merger, shares of InterCAP Stock representing "Control" of InterCAP will be exchanged solely for voting stock of Intergraph; at the Effective Time of the Merger, there will exist no rights of any kind (including, without limitation, warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire InterCAP Stock or to vote (or restrict or otherwise control the vote of) InterCAP Stock that, if exercised, could affect Intergraph's acquisition and retention of Control of InterCAP. For purposes of this representation, shares of InterCAP Stock exchanged in the Merger for  cash and other property (including, without limitation, cash paid to InterCAP dissenting stockholders, if any, or in lieu of fractional shares of Intergraph Common Stock) will be treated as InterCAP Stock outstanding on the date of the Merger but not
exchanged  for  voting  stock  of Intergraph.   As  used  herein,
"Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of InterCAP. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

               5. The total fair market value of all consideration other than Intergraph Common Stock received by InterCAP stockholders in exchange  for  their  InterCAP Stock in  the  Merger  (including,
without    limitation,   cash   paid   to   InterCAP   dissenting
stockholders, if any, or in lieu of fractional shares of Intergraph Common Stock), will be less than ten percent (10%) of the aggregate fair market value of InterCAP Stock outstanding immediately prior to the Merger.

               6. InterCAP has no obligation, understanding, agreement or intention to issue additional shares of InterCAP Stock after the
Merger  that  would  result  in  Intergraph  losing  Control   of
InterCAP.

               7. InterCAP has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Intergraph Subsidiary in the Merger, except for dispositions made in the ordinary course of business or for the payment of expenses incurred by InterCAP in connection with the Merger.

               8. The liabilities of InterCAP have been incurred by InterCAP in the ordinary course of its business.

               9. The fair market value of InterCAP's assets will, at the Effective Time, exceed the aggregate liabilities of InterCAP plus the amount of liabilities, if any, to which such assets are subject.

              10. Other than shares of InterCAP Stock or options to acquire such stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of InterCAP in the ordinary course of business, if any, no issuances of InterCAP Stock or rights to acquire such stock have occurred or will occur during the Pre-Merger Period
other   than   pursuant  to  options,  warrants   or   agreements
outstanding prior to the Pre-Merger Period.

              11. Cash or other property paid to employees of InterCAP during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period and constitutes reasonable compensation for services rendered.

              12. InterCAP is not and will not be at the Effective Time
an   "investment   company"  within  the   meaning   of   Section
368(a)(2)(F) of the Code.

              13. InterCAP is not under the jurisdiction of a court in a
Title   11  or  similar  case  within  the  meaning  of   Section
368(a)(3)(A) of the Code.

              14. To the best knowledge of InterCAP, there is no plan or intention by the stockholders of InterCAP to sell, exchange or otherwise  dispose  of  a number of shares of  Intergraph  Common
Stock  received  in  the Merger that would  reduce  the  InterCAP stockholders' ownership of Intergraph Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly
outstanding  InterCAP  Stock  as  of  the  Effective  Time.   For
purposes  of  this representation, shares of InterCAP  Stock  (or portion thereof) (i) with respect to which a stockholder receives cash  in lieu of fractional shares of Intergraph Common Stock  or pursuant  to the exercise of dissenters' rights and/or (ii)  with respect  to which a sale occurs during the period beginning  with the  commencement  of negotiations (whether formal  or  informal)
between  InterCAP and Intergraph regarding the Merger and  ending on  the  Effective Time of the Merger, shall be considered shares of  outstanding  InterCAP Stock exchanged for  Intergraph  Common
Stock in the Merger and then disposed of pursuant to a plan.   In
addition, the terms "sell, exchange or otherwise dispose" shall not include any mandatory distribution of shares of Intergraph
Common Stock required to be made by a stockholder to its partners, shareholders or other beneficial owners in accordance with the terms of the stockholder's partnership agreement, certificate or articles of incorporation or other governing instrument, but such terms shall include a disposition by the partners, shareholders or beneficiaries of such stockholders.

              15. The payment of cash in lieu of fractional shares of Intergraph Common Stock is solely for the purpose of avoiding the expense and inconvenience to Intergraph of issuing fractional
shares   and   does   not   represent  separately   bargained-for
consideration.  The total cash consideration that will be paid in the  Merger to InterCAP stockholders in lieu of fractional shares of  Intergraph Common Stock will not exceed one percent  (1%)  of the total consideration that will be issued in the Merger to InterCAP stockholders in exchange for their shares of InterCAP
Stock.   The Intergraph fractional share interests to which  each
InterCAP stockholder may be entitled in the Merger will be aggregated, and no InterCAP stockholder will receive cash in an amount equal to or greater than the value of one full share of Intergraph Common Stock, except for any cases in which a InterCAP stockholder holds beneficial interests in shares of InterCAP through more than one account and such multiple accounts cannot be aggregated either because the beneficial interest cannot be identified or it would be improper to do so.

              16. Except with respect to (i) payments of cash to InterCAP stockholders  in  lieu of fractional shares of Intergraph  Common
Stock,  and  (ii)  payments  of  cash  to  InterCAP  stockholders perfecting dissenters' rights, one hundred percent (100%) of  the
InterCAP  Stock outstanding immediately prior to the Merger  will be exchanged solely for Intergraph Common Stock.  Thus, except as set  forth  in the preceding sentence, InterCAP intends  that  no consideration  be  paid  or  received  (directly  or  indirectly,
actually  or  constructively)  for  InterCAP  Stock  other   than
Intergraph Common Stock.

              17. At the Effective Time of the Merger, the fair market value of the Intergraph Common Stock and other consideration received by each InterCAP stockholder will be approximately equal to the aggregate fair market value of the InterCAP Stock surrendered by each such InterCAP stockholder.

              18. No shares of Intergraph Subsidiary have been or will be used as consideration or issued to stockholders of InterCAP in the Merger.

              19. Intergraph Subsidiary, Intergraph, InterCAP and the stockholders of InterCAP will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

              20. There is no intercorporate indebtedness existing between Intergraph and InterCAP or between Intergraph Subsidiary and InterCAP that was issued, acquired or will be settled at a discount.

              21. None of the compensation payments received by any stockholder of InterCAP will be separate consideration for, or allocable to, any of their shares of InterCAP Stock; none of the shares of Intergraph Common Stock received by any stockholder of InterCAP will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete or otherwise for the performance of services; and the compensation paid to any stockholder of InterCAP will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          B. Reliance by You in Rendering Opinions; Limitations on
Your Opinions.

               1. The undersigned recognizes that (i) your opinions will
be  based on the representations and statements set forth herein, in  the Agreement (including exhibits and schedules thereto)  and in  the documents related thereto and (ii) your opinions will  be
subject   to   certain   limitations   and   qualifications   and
assumptions, including that the opinions may not be relied upon if any such representations or statements are not accurate in all material respects.

               2. The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                              Very truly yours,

                              InterCAP Graphics Systems, Inc.
                              a Delaware corporation


                              By: /s/ A. G. W. Biddle, III
                                 -------------------------------
                              Name:  A. G. W. Biddle, III
                              Title: President and Chief Executive Officer